Calculation of Filing Fee Tables
S-1
Suncrete, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	457(a)	51,825,904	$ 15.47	$ 801,746,734.88	0.0001381	$ 110,721.22
Fees to be Paid	2	Equity	Warrants exercisable for Class A Common Stock	Other	473,800		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Common Stock underlying the Warrants	Other	473,800	$ 14.56	$ 6,898,528.00	0.0001381	$ 952.69
Fees to be Paid	4	Equity	Class A Common Stock underlying the Warrants	Other	473,800		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 808,645,262.88		$ 111,673.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 111,673.91
Offering Note
[1]	(1) Consists of (i) up to 23,446,646 shares of Class A Common Stock, par value $0.0001 ("Class A Common Stock"), of Suncrete, Inc. (the "Company") held by certain selling holders identified in this registration statement (collectively, the "Selling Holders"), (ii) up to 23,714,609 shares of Class A Common Stock issuable upon the conversion of 23,714,609 shares of Class B Common Stock, par value $0.0001 per share, of the Company, held by certain Selling Holders (iii) up to 2,525,094 shares of Class A Common Stock underlying pre-funded warrants to purchase 2,525,094 shares of Class A Common Stock held by certain Selling Holders (iv) up to 1,444,445 shares of Class A Common Stock issuable upon the conversion of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company, held by certain Selling Holders and (v) up to 695,110 shares of Class A Common Stock issuable upon the exchange of Class B common stock, par value $0.0001 per share, of Suncrete Intermediate, Inc. held by certain Selling Holders. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($16.55) and low ($14.39) prices of the shares of Class A Common Stock on The Nasdaq Global Market on May 6, 2026 (such date being within five business days of the date that this registration statement was first filed with the SEC).

[2]	(3) Represents 473,800 warrants of the Company (the "Warrants") held by certain Selling Holders, with each Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50. (4) No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act").

[3]	(5) Represents 473,800 shares of Class A Common Stock issuable upon the exercise of the Warrants. (6) Pursuant to Rule 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the sum of (i) $3.06, the price of each public warrant of Haymaker Acquisition Corp. 4 on the New York Stock Exchange as of April 8, 2026, immediately prior to the closing of the Company's business combination, and (ii) $11.50, the exercise price of the Warrants, resulting in a combined proposed offering price per Warrant of $14.56. Consistent with the response to Question 240.06 of the Securities Act Rules Corporation Finance Interpretations, the registration fee with respect to the Warrants has been allocated to the Class A Common Stock underlying the Warrants and included in the registration fee.

[4]	(4) No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"). (5) Represents 473,800 shares of Class A Common Stock issuable upon the exercise of the Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date